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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bam! Entertainment, Inc. (the "Company") on Form S-3 of our report dated September 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern) appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended June 30, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


San Jose, California
October 28, 2003